UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") entered into a contract to acquire a portfolio of nine office/flex buildings (the "Minneapolis Office/Flex Portfolio" or the "Portfolio") located in the southwest and midway submarkets of Minneapolis, Minnesota. The seller, Firstcal Industrial 2 Acquisition, LLC, is not affiliated with Hines REIT, its sponsor, Hines Interests Limited Partnership ("Hines"), or their respective affiliates. Hines REIT consummated the acquisition of the Portfolio on September 28, 2007. Certain terms of this agreement are set forth in Item 2.01 below and, as applicable, incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 28, 2007, the Company acquired the Minneapolis Office/Flex Portfolio. The buildings were constructed between 1986 and 1999 and consist of 766,240 square feet of rentable area that is approximately 86% leased. PreferredOne, a health benefits administrator and insurance provider, leases 87,456 square feet or approximately 11% of the rentable area of the Portfolio, under a lease that expires in April 2015 and contains options to renew for two additional five-year periods. The remaining lease space is leased to 41 tenants, none of which leases more than 10% of the rentable area of the Portfolio.

The contract purchase price for the Portfolio was approximately $87.0 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from the Company's current public offering and borrowings under its revolving credit facility with KeyBank National Association.

In connection with the acquisition of the Portfolio, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines, approximately $435,000 in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition..

The terms of the acquisition of the Portfolio are more fully set forth in the Agreement of Purchase and Sale, dated September 25, 2007, between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC, as well as the First Amendment thereto, dated September 27, 2007, a copy of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2007, Hines issued a press release relating to Hines REIT's acquisition of the Minneapolis Office/Flex Portfolio. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than December 14, 2007.

(d) Exhibits:

Agreement of Purchase and Sale, dated September 25, 2007 between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC.

First Amendment, dated September 27, 2007, to the Agreement of Purchase and Sale, dated September 25, 2007, between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC.

Press Release of Hines dated October 1, 2007.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11, its Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

October 1, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Agreement of Purchase and Sale, dated September 25, 2007 between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC
10.2	First Amendment, dated September 27, 2007, to the Agreement of Purchase and Sale, dated September 25, 2007 between Firstcal Industrial 2 Acquisition, LLC and Hines REIT Minneapolis Industrial LLC
99.1	Press Release of Hines dated October 1, 2007